                                                     Exhibit (12)
                                                     Commonwealth Edison Company
                                                     Form 10-K File No. 1-1839


        Commonwealth Edison Company and Subsidiary Companies Consolidated
        -----------------------------------------------------------------

              Computation of Ratios of Earnings to Fixed Charges
                  and Ratios of Earnings to Fixed Charges and
             Preferred and Preference Stock Dividend Requirements
             ----------------------------------------------------

                             (Thousands of Dollars)

                                                                                         Twelve Months Ended
Line                                                                               -----------------------------------
                                                                                     December 31,       December 31,
No.                                                                                       1998              1997
----                                                                               ----------------   ----------------
  1           Net income (loss) before extraordinary item and cumulative effect of
  2           change in accounting principle                                         $   594,206        $  (160,138)
                                                                                     -----------        -----------

  3           Net provisions for income taxes and investment tax credits deferred
  4                charged to-
  5                  Operations                                                      $   355,667        $   307,056
  6                  Other income                                                         (4,741)          (405,599)
                                                                                     -----------        -----------
  7                                                                                  $   350,926        $   (98,543)
                                                                                     -----------        -----------

  8           Fixed charges-
  9               Interest on debt                                                   $   450,226        $   487,749
 10               Estimated interest component of nuclear fuel and
 11                   other lease payments, rentals and other interest                    74,568             70,468
 12               Amortization of debt discount, premium and expense                      10,369             21,951
 13               Company-obligated mandatorily redeemable preferred securities
 14                   dividend requirements of subsidiary trusts holding solely the
 15                   Company's subordinated debt securities                              29,710              28,860
                                                                                     -----------        ------------
 16                                                                                  $   564,873        $    609,028
                                                                                     -----------        ------------

 17           Preferred and preference stock dividend requirements-
 18               Provisions for preferred and preference stock dividends            $    56,884        $     60,486
 19               Taxes on income required to meet provisions for
 20                   preferred and preference stock dividends                            37,232              39,623
                                                                                     -----------        ------------
 21                                                                                  $    94,116        $    100,109
                                                                                     -----------        ------------

 22           Fixed charges and preferred and preference stock
 23               dividend requirements                                              $   658,989        $    709,137
                                                                                     -----------        ------------

 24           Earned for fixed charges and preferred and preference stock
 25               dividend requirements                                              $ 1,510,005        $    350,347
                                                                                     -----------        ------------

 26           Ratios of earnings to fixed charges (line 25 divided by line 16)              2.67                0.58
                                                                                            ====                ====

 27           Ratios of earnings to fixed charges and preferred and preference
 28               stock dividend requirements (line 25 divided by line 23)                  2.29                0.49
                                                                                            ====                ====
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